UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 5, 2005

FORTUNE BRANDS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9076	13-3295276
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Tower Parkway

Lincolnshire, IL 60069

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (847) 484-4400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01. Entry into a Material Definitive Agreement.

On December 5, 2005, the Compensation and Stock Option Committee of the Company’s Board of Directors (the “Compensation Committee”), approved annual salary increases for the Company’s executive officers, effective January 1, 2006, as follows:

Officer Name	2006 Salary
Norman H. Wesley	$1,166,000
Craig P. Omtvedt	$575,000
Mark A. Roche	$478,000
Christopher J. Klein	$425,000
Mark Hausberg	$335,000
Nadine A. Heidrich	$265,000

On December 6, 2005, the Nominating and Corporate Governance Committee of the Company’s Board of Directors (the “Nominating Committee”), approved the following changes to the compensation package for non-employee directors, effective January 1, 2006, as follows:

•	increased the non-employee director annual retainer fee from $50,000 per year to $70,000 per year;

•	eliminated the $1,000 committee meeting attendance fee; and

•	increased the number of shares granted to non-employee directors under the Company’s 2005 Non-Employee Director Stock Plan from 700 shares per year to 1,400 shares per year.

In addition, the Company’s Board of Directors suspended the grant of 2,500 options issued annually to each non-employee director under the 2002 Non-Employee Director Stock Option Plan. The Board of Directors intends to substitute stock options for share grants for any director adversely affected by tax laws that do not allow deferral of tax if share grants are deferred.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTUNE BRANDS, INC.
(Registrant)

By:	/s/ Mark A. Roche
Name:	Mark A. Roche
Title:	Senior Vice President, General Counsel and Secretary

Date: December 9, 2005